Exhibit 99

   Symbion, Inc. Announces Fourth Quarter and Year-End 2006 Results

    Highlights for Full Year 2006 Compared with Full Year 2005:

    --  Revenues increased 16%;

    --  Same store revenues increased 8%; and

    --  Number of de novo facilities in process increased to seven.


    NASHVILLE, Tenn.--(BUSINESS WIRE)--Feb. 21, 2007--Symbion, Inc. (NASDAQ:SMBI), an owner and operator of short stay surgical facilities, announced today results for the fourth quarter and year ended December 31, 2006.

    For the fourth quarter ended December 31, 2006, revenues increased 10% to $78.9 million compared with $71.5 million for the fourth quarter ended December 31, 2005. Net income for the fourth quarter of 2006 decreased to $4.5 million compared with $5.6 million for the fourth quarter of 2005. The effective tax rate for the fourth quarter of 2006 was 38.5% as compared with 34.6% for the fourth quarter of 2005. Net income of $4.5 million includes the impact of $473,000 of non-cash stock option compensation expense recorded in accordance with the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment." Income per diluted share from continuing operations for the fourth quarter of 2006 was $0.21, including the impact of $0.02 per diluted share related to the Company's non-cash stock option compensation expense, compared with income per diluted share from continuing operations of $0.26 for the fourth quarter of 2005. The Company adopted SFAS No. 123(R) on January 1, 2006. Therefore, no expense was recorded during 2005 related to the Company's non-cash stock option compensation. The $0.21 income per diluted share from continuing operations includes the impact of $0.01 per diluted share related to losses incurred as a result of the Company's divestiture during the fourth quarter of 2006 of two short stay surgical facilities that the Company recorded as equity investments. EBITDA decreased 8.0% to $12.7 million for the fourth quarter of 2006, including the impact of $769,000 related to the Company's non-cash stock option compensation expense, compared with $13.8 million for the fourth quarter of 2005. Same store net patient service revenues for the fourth quarter of 2006 increased 8.0% compared with the same period in 2005. At December 31, 2006, the Company's outstanding indebtedness was $138.7 million with a ratio of debt to total capitalization of 33%.

    For the year ended December 31, 2006, revenues increased 16% to $301.5 million compared with $260.9 million for 2005. Net income for 2006 decreased 1.6% to $18.8 million compared with $19.1 million for 2005. Net income of $18.8 million includes the impact of $2.3 million of non-cash stock option compensation expense. The effective tax rate for 2006 was 38.5% as compared with 37.4% for 2005. Income per diluted share from continuing operations for the year ended December 31, 2006, increased 4.7% to $0.89, including the impact of $0.11 per diluted share related to the Company's non-cash stock option compensation expense, compared with income per diluted share from continuing operations of $0.86 for the year ended December 31, 2005. The $0.89 income per diluted share from continuing operations includes the impact of $0.03 per diluted share related to net gains and losses recorded during the year and an increase of $0.01 per diluted share related to an adjustment to depreciation expense during the second quarter of 2006 based on a change in depreciation estimates at certain of the Company's newly acquired surgery centers. EBITDA increased 8.3% to $52.0 million for 2006, including $3.7 million related to the Company's non-cash stock option compensation expense, compared with $48.0 million for 2005. Same store net patient service revenue for 2006 increased 8% compared with 2005.

    Commenting on the fourth quarter results, Richard E. Francis, Jr., chairman and chief executive officer of Symbion, said, "The Company had a busy and productive fourth quarter. We are very pleased with our operating results during the quarter given the challenges we experienced during the year regarding reductions in reimbursement by certain payors. Our results for the fourth quarter provide us with operating momentum as we begin 2007. During the fourth quarter, we announced the acquisition of a majority interest in a multispecialty surgical hospital in Durango, Colorado. In January 2007, we announced the signing of agreements with three separate healthcare systems for the development of surgery centers in Florida, Texas and Minnesota, with Symbion having a minority ownership interest in, and a management agreement with, all three centers. We view these transactions as a strong beginning to what we expect will be a year of solid development growth in 2007."

    Mr. Francis added, "The growing demand for our services makes us very optimistic about 2007. Our business model is recognized for its cost-effectiveness, and we have a dedicated and resourceful group of clinical professionals and physician partners to work with us in meeting our goals and objectives. We believe that the next year and the foreseeable future will be a very productive time for our company."

    The live broadcast of Symbion's fourth quarter and year-end 2006 conference call will begin at 10:00 a.m. Eastern Time on February 22, 2007. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.symbion.com or at www.earnings.com.

    Symbion, Inc., headquartered in Nashville, Tennessee, owns and operates a network of 59 short stay surgical facilities in 23 states. The Company's facilities provide non-emergency surgical procedures across many specialties.

    This press release contains forward-looking statements based on management's current expectations and projections about future events and trends that management believes may affect the Company's financial condition, results of operations, business strategy and financial needs. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will" and similar expressions are generally intended to identify forward-looking statements. These statements, including those regarding the Company's growth and continued success, have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statements. Many of these factors are beyond the ability of the Company to control or predict. These factors include, without limitation: (i) the Company's dependence on payments from third-party payors, including government health care programs and managed care organizations; (ii) the Company's ability to acquire and develop additional surgery centers on favorable terms; (iii) numerous business risks in acquiring and developing additional surgery centers, including potential difficulties in operating and integrating such surgery centers; (iv) efforts to regulate the construction, acquisition or expansion of health care facilities; (v) the risk that the Company's revenues and profitability could be adversely affected if it fails to attract and maintain good relationships with the physicians who use its facilities; (vi) the Company's ability to comply with applicable laws and regulations, including health care regulations, corporate governance laws and financial reporting standards; (vii) risks related to pending or future heightened regulation of specialty hospitals which could restrict the Company's ability to operate its facilities licensed as hospitals and could adversely impact its reimbursement revenues; (viii) the risk of changes to physician self-referral laws that may require the Company to restructure some of its relationships, which could result in a significant loss of revenues and divert other resources; (ix) the Company's significant indebtedness; (x) the intense competition for physicians, strategic relationships, acquisitions and managed care contracts, which may result in a decline in the Company's revenues, profitability and market share; (xi) the geographic concentration of the Company's operations, which makes the Company particularly sensitive to regulatory, economic and other conditions in certain states; (xii) the Company's dependence on its senior management;
(xiii) the Company's ability to enhance operating efficiencies at its surgery centers and to control costs as the volume of cases performed at the Company's facilities changes; (xiv) efforts by certain states to reduce payments from workers' compensation payors for services provided to injured workers; (xv) risks associated with the practice of some of the Company's centers in billing for services "out-of-network", including the risk that out-of-network payments by some third-party payors may be reduced or eliminated; and (xvi) other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements contained in this press release, you should not place undue reliance on them. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.


                            SYMBION, INC.
       Unaudited Condensed Consolidated Statement of Operations
               (in thousands, except per share amounts)

                                Three Months Ended     Year Ended
                                   December 31,       December 31,
                                ------------------ -------------------
                                  2006     2005      2006      2005
                                --------- -------- --------- ---------
Revenues                         $78,885  $71,472  $301,534  $260,949
Operating expenses:
   Salaries and benefits,
    includes non-cash stock
    option compensation expense   20,503   17,777    79,639    66,214
   Supplies                       15,738   13,220    59,314    47,776
   Professional and medical fees   4,848    3,496    16,880    13,459
   Rent and lease expense          4,987    4,697    19,155    16,748
   Other operating expenses        6,180    4,753    21,815    18,400
                                --------- -------- --------- ---------
         Cost of revenues         52,256   43,943   196,803   162,597
   General and administrative
    expense, includes non-cash
    stock option compensation
    expense                        6,346    5,616    24,407    21,993
   Depreciation and amortization   3,472    3,579    13,420    12,975
   Provision for doubtful
    accounts                       1,632    1,001     4,514     4,143
   Income on equity investments     (940)    (431)   (2,423)   (1,273)
   Impairment and loss on
    disposal of long-lived
    assets                           459       21     1,163     1,541
   Gain on sale of long-lived
    assets                           (75)       -    (1,808)   (1,785)
   Proceeds from insurance
    settlement                         -        -      (410)        -
   Proceeds from litigation
    settlement                         -        -      (588)        -
                                --------- -------- --------- ---------
         Total operating
          expenses                63,150   53,729   235,078   200,191
Operating income                  15,735   17,743    66,456    60,758
   Minority interests in income
    of consolidated subsidiaries  (6,513)  (7,555)  (27,894)  (25,700)
   Interest expense, net          (1,980)  (1,530)   (7,093)   (4,894)
                                --------- -------- --------- ---------
Income from continuing
 operations before income taxes    7,242    8,658    31,469    30,164
Provision for income taxes         2,788    3,002    12,115    11,281
                                --------- -------- --------- ---------
Income from continuing
 operations                        4,454    5,656    19,354    18,883

Gain/(loss) from discontinued
 operations, net of tax               45      (49)     (561)      172
                                --------- -------- --------- ---------
Net income                        $4,499   $5,607   $18,793   $19,055
                                ========= ======== ========= =========

Net income per share -
 continuing operations:
      Basic                        $0.21    $0.26     $0.90     $0.89
                                ========= ======== ========= =========
      Diluted                      $0.21    $0.26     $0.89     $0.86
                                ========= ======== ========= =========

Net income per share:
      Basic                        $0.21    $0.26     $0.87     $0.90
                                ========= ======== ========= =========
      Diluted                      $0.21    $0.25     $0.86     $0.86
                                ========= ======== ========= =========

Weighted average number of
 common shares outstanding and
 common equivalent shares:
      Basic                       21,631   21,427    21,546    21,285
      Diluted                     21,696   22,180    21,733    22,029


                            SYMBION, INC.
                Condensed Consolidated Balance Sheets
                        (dollars in thousands)
                             (unaudited)

                                                   Dec. 31,  Dec. 31,
                                                     2006      2005
                                                   --------- ---------
                 ASSETS

Current assets:
   Cash and cash equivalents                        $27,163   $28,319
   Accounts receivable, less allowance for doubtful
    accounts                                         37,111    31,995
   Inventories                                        8,453     7,440
   Prepaid expenses and other current assets         14,178     7,914
   Current assets of discontinued operations              -       827
                                                   --------- ---------
      Total current assets                           86,905    76,495
Property and equipment, net of accumulated
 depreciation                                        82,365    71,616
Goodwill                                            314,980   268,312
Other intangible assets, net                              -       650
Investments in and advances to affiliates            16,463    13,753
Other assets                                          3,093     3,740
Long-term assets of discontinued operations               -     1,812
                                                   --------- ---------

Total assets                                       $503,806  $436,378
                                                   ========= =========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                  $5,983    $6,527
   Accrued payroll and benefits                       8,112     8,591
   Other accrued expenses                            14,019    10,652
   Current maturities of long-term debt               2,148     1,347
   Current liabilities of discontinued operations         -       594
                                                   --------- ---------
      Total current liabilities                      30,262    27,711
Long-term debt, less current maturities             136,553   101,969
Other liabilities                                    18,944    17,762
Long-term liabilities of discontinued operations          -      (660)
Minority interests                                   32,768    29,538
Total stockholders' equity                          285,279   260,058
                                                   --------- ---------

Total liabilities and stockholders' equity         $503,806  $436,378
                                                   ========= =========


                            SYMBION, INC.
                     Supplemental Operating Data
      (dollars in thousands, except per case and per share data)

                               Three Months Ended      Year Ended
                                  December 31,        December 31,
                               ------------------- -------------------
                                 2006      2005      2006        2005
                               --------- --------- --------- ---------
Same store statistics (1):
Cases                            59,593    54,282   203,037   190,605
Cases percentage growth             9.8%      N/A       6.5%      N/A
Net patient service revenue per
 case                            $1,378    $1,404    $1,340    $1,326
Net patient service revenue per
 case percentage growth           (1.9)%      N/A       1.1%      N/A
Number of same store surgery
 centers                             48       N/A        42       N/A

Consolidated statistics -
 continuing operations:
Cases                            56,535    49,892   219,832   191,534
Cases percentage growth            13.3%      N/A      14.8%      N/A
Net patient service revenue per
 case                            $1,333    $1,368    $1,301    $1,297
Net patient service revenue per
 case percentage growth           (2.6)%      N/A       0.3%      N/A
Number of surgery centers
 operated as of end of period
 (2)                                 59        59        59        59
Number of states in which the
 Company operates surgery
 centers                             23        22        23        22

Revenues - continuing
 operations:
Net patient service revenues    $75,382   $68,233  $286,071  $248,385
Physician service revenues        1,148     1,090     4,525     4,325
Other service revenues            2,355     2,149    10,938     8,239
                               --------- --------- --------- ---------
Total revenues                  $78,885   $71,472  $301,534  $260,949
                               ========= ========= ========= =========

Cash flow information -
 continuing operations:
Net cash provided by operating
 activities                     $10,578   $14,638   $31,043   $41,438
Net cash used in investing
 activities                     (30,586)   (6,964)  (65,411)  (68,732)
Net cash provided by (used in)
 financing activities            17,148    (6,109)   32,370    32,095

Other information:
EBITDA, (3) includes non-cash
 stock option compensation
 expense                        $12,694   $13,767   $51,982   $48,033


(1) For purposes of this release, the Company defines same store facilities as those centers that the Company owned an interest in and managed throughout each of the respective periods shown. The Company has also included the results of a surgery center in which it owns an interest that opened during the first quarter of 2006 within the market served by another surgery center in which the Company owns an interest. The Company has not included the surgery centers that are reported as discontinued operations. The definition of same store facilities includes non-consolidated centers and allows for comparability to other companies in the industry.

(2) This data includes nine surgery centers that the Company managed but in which it did not have an ownership interest.


                            SYMBION, INC.
               Supplemental Operating Data (Continued)

(3) The following table reconciles EBITDA to net cash provided by operating activities - continuing operations:

                                  Three Months Ended    Year Ended
(in thousands)                       December 31,      December 31,
                                  ------------------ -----------------
                                    2006     2005     2006     2005
                                  --------- -------- -------- --------
EBITDA                             $12,694  $13,767  $51,982  $48,033
 Depreciation and amortization      (3,472)  (3,579) (13,420) (12,975)
 Interest expense, net              (1,980)  (1,530)  (7,093)  (4,894)
 Income taxes                       (2,788)  (3,002) (12,115) (11,281)

 Gain/(loss) on discontinued
  operations, net of taxes              45      (49)    (561)     172
                                  --------- -------- -------- --------
Net income                           4,499    5,607   18,793   19,055
 Depreciation and amortization       3,472    3,579   13,420   12,975
 Non-cash compensation expense         801        -    3,865        -
 Non-cash gains and losses             384       21     (645)    (244)
 Minority interests in income of
  consolidated subsidiaries          6,513    7,555   27,894   25,700
 Income taxes                        2,788    3,002   12,115   11,281
 Distributions to minority
  partners                          (6,351)  (7,543) (25,447) (23,049)
 Income on equity investments         (940)    (431)  (2,423)  (1,273)
 Provision for doubtful accounts     1,632    1,001    4,514    4,143
 Excess tax benefit from share-
  based compensation                  (116)       -     (201)       -
 Changes in operating assets and
  liabilities, net of effects of
  acquisitions and dispositions:
      Accounts receivable             (902)  (3,703)  (4,102)  (4,958)
      Income tax payments           (2,500)       -   (9,600)  (2,425)
      Other assets and liabilities   1,298    5,550   (7,140)     233
                                  --------- -------- -------- --------
Net cash provided by operating
 activities - continuing
 operations                        $10,578  $14,638  $31,043  $41,438
                                  ========= ======== ======== ========

    CONTACT: Symbion, Inc.
             Kenneth C. Mitchell
             Senior Vice President and Chief Financial Officer
             615-234-5904